UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2024

POWERFLEET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39080	83-4366463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AIOT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 18, 2024, Powerfleet, Inc., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”), by and among Golden Eagle Topco, LP, a limited partnership formed under the laws of the Province of Ontario (“Golden Eagle LP”), the persons that are party to the Purchase Agreement under the heading “Other Sellers” (the “Other Sellers”, and together with Golden Eagle LP, the “Sellers”), the Company and Powerfleet Canada Holdings Inc., a corporation formed under the laws of the Province of Ontario and a wholly owned subsidiary of the Company (the “Canadian SPV” and together with the Company, the “Purchasers”), pursuant to which, subject to the terms and conditions thereof, the Purchasers will acquire all of the direct and indirect common shares in the capital of Golden Eagle Canada Holdings, Inc., a corporation formed under the laws of the Province of Ontario (“Canada Holdco”), and Complete Innovations Holdings Inc., a corporation formed under the laws of the Province of Ontario (“CIH”), and all of the issued and outstanding shares of common stock of Golden Eagle Holdings, Inc., a Delaware corporation (together with Canada Holdco and CIH, “Fleet Complete”), in exchange for payment by the Purchasers of an aggregate purchase price of $200 million, subject to certain customary working capital and other adjustments as described in the Purchase Agreement (as adjusted, the “Purchase Price”). The foregoing transactions are hereinafter referred to as the “Acquisition.”

$15 million of the Purchase Price payable in the Acquisition will be satisfied by the issuance of 4,285,714 shares of the Company’s common stock (the “Rollover Shares”) to an affiliate of Ontario Teachers’ Pension Plan Board (“OTPP”), which is an existing indirect shareholder of Fleet Complete, with the remainder to be paid in cash. $60 million of the cash portion of the Purchase Price will be funded by a private placement of the Company’s common stock, as described below, and $125 million of the cash portion of the Purchase Price is expected to be funded with a senior secured term loan facility provided by the Company’s existing senior lender, FirstRand Bank Limited (acting through its Rand Merchant Bank division). Up to approximately $4 million of the Purchase Price will be placed into escrow to secure purchase price adjustment payment obligations under the Purchase Agreement and certain tax liabilities.

Each of the Purchasers and the Sellers has made customary representations and warranties in the Purchase Agreement and has agreed to customary covenants regarding the operation of their respective businesses prior to the closing of the Acquisition. Consummation of the Acquisition is subject to customary closing conditions, including, without limitation, (i) receipt of required regulatory approvals, if any, (ii) receipt of required third party consents, (iii) execution of a registration rights agreement between the Company and OTPP, which is described below, and (iv) continued listing of the Company’s common stock on The Nasdaq Stock Market.

The Purchase Agreement also contains certain termination rights of the Company and of the Sellers, including, among others, the right of each party to terminate if (i) the Acquisition has not closed on or prior to December 31, 2024 (the “Outside Date”), or (ii) any representation and warranty fails to be true and correct such that any conditions set forth in the Agreement would not be satisfied or the Company or the Sellers breach or fail to perform their respective covenants or obligations set forth in the Purchase Agreement and such breach or failure remains uncured for 30 days (or until the Outside Date, if earlier). In addition, if the Agreement is terminated as a result of a failure by the Company to close the Acquisition notwithstanding the satisfaction or waiver of all of the closing conditions set forth in the Purchase Agreement, the Company may be required to reimburse the Sellers for their documented out-of-pocket transaction expenses in an amount not to exceed $1,500,000.

Concurrently with the entry into the Purchase Agreement, on September 18, 2024, the Company also entered into a Subscription Agreement (the “Subscription Agreement”) with various accredited investors (the “Investors”), pursuant to which, subject to the terms and conditions thereof, the Investors have agreed to purchase from the Company, and the Company has agreed to issue to such Investors, upon the closing of the Acquisition, an aggregate of 20,000,000 shares of the Company’s common stock (the “Private Placement Shares”) at a price per share of $3.50 for aggregate gross proceeds of $70 million (the “Private Placement”). $60 million of such gross proceeds will fund a portion of the Purchase Price with the remaining $10 million in proceeds expected to be used by the Company for working capital and general corporate purposes.

The Subscription Agreement restricts the Company from issuing, offering or selling additional shares of its common stock for a period of 60 days after the closing date of the Acquisition and the Private Placement, subject to certain exceptions. The Subscription Agreement will terminate upon the earliest to occur of (i) the termination of the Purchase Agreement in accordance with its terms, (ii) upon the mutual written agreement of the Company and the Investors holding a majority of the shares to be purchased under the Subscription Agreement, or (iii) December 31, 2024, if the Acquisition has not closed by such date.

The Subscription Agreement also requires the Company to file one or more registration statements, as necessary, to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale of the Private Placement Shares no later than 60 days after the closing of the Private Placement. In connection with the issuance of the Rollover Shares, Powerfleet will also enter into a registration rights agreement with OTPP, providing OTPP with the same resale registration rights provided to the Investors.

In order to induce the Investors to participate in the Private Placement, each of the Company’s directors and named executive officers will enter into a lock-up agreement in substantially the form set forth as Exhibit A to the Subscription Agreement, pursuant to which, and subject to the terms and conditions set forth therein, each such director and executive officer agrees not to dispose of shares of the Company’s common stock or securities convertible into or exercisable for shares of the Company’s common stock, subject to certain exceptions, for a period of 60 days after the closing of the Private Placement.

The foregoing descriptions of the Purchase Agreement and the form of Subscription Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Important Note

The representations, warranties and covenants contained in the Purchase Agreement and Subscription Agreement described above were made only for purposes of such agreements and as of the specified dates set forth therein, were solely for the benefit of the applicable parties to such agreements in accordance with the terms thereof, may be subject to limitations agreed upon by those parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between those parties instead of establishing particular matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on these representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or Fleet Complete or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement and Subscription Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. As described in Item 1.01, pursuant to the terms of the Purchase Agreement and the Subscription Agreement, the Company has agreed to issue shares of the Company’s common stock to OTPP and the Investors. The issuance and sale will be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

Item 7.01. Regulation FD Disclosure.

An investor presentation containing additional information relating to the Acquisition is being furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, except as otherwise stated in such filing.

Item 8.01. Other Events.

On September 18, 2024, the Company issued a press release announcing the Acquisition. The full text of the press release, a copy of which is attached hereto as Exhibit 99.2, is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of federal securities laws. Powerfleet’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements may be identified by words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions.

These forward-looking statements include, without limitation, Powerfleet’s expectations with respect to its beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions and future performance, as well as anticipated financial impacts of the Acquisition, the satisfaction of the closing conditions to the Acquisition and the timing of the completion of the Acquisition. Forward-looking statements involve significant known and unknown risks, uncertainties and other factors, which may cause their actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. Most of these factors are outside Powerfleet’s control and are difficult to predict. The risks and uncertainties referred to above include, but are not limited to, risks related to: (i) the completion of the Acquisition in the anticipated timeframe or at all; (ii) the satisfaction of the closing conditions to the Acquisition, (iii) the ability to realize the anticipated benefits of the Acquisition; (iv) the ability to successfully integrate the businesses; (v) disruption from the Acquisition making it more difficult to maintain business and operational relationships; (vi) the negative effects of the announcement of the Acquisition or the consummation of the Acquisition on the market price of Powerfleet’s securities; (vii) significant transaction costs and unknown liabilities; (viii) litigation or regulatory actions related to the Acquisition; and (ix) such other factors as are set forth in the periodic reports filed by Powerfleet with the SEC, including but not limited to those described under the heading “Risk Factors” in its annual reports on Form 10-K, quarterly reports on Form 10-Q and any other filings made with the SEC from time to time, which are available via the SEC’s website at http://www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this report are made only as of the date of this report, and except as otherwise required by applicable securities law, Powerfleet assumes no obligation, nor does Powerfleet intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Share Purchase Agreement, dated September 18, 2024, by and among Golden Eagle Topco, LP, the Other Shareholders Party Hereto, Powerfleet, Inc. and Powerfleet Canada Holdings Inc.*
10.1	Form of Subscription Agreement.*
99.1	Investor presentation, dated September 18, 2024.
99.2	Press release, dated September 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERFLEET, INC.

By:	/s/ David Wilson
Name:	David Wilson
Title:	Chief Financial Officer

Date: September 18, 2024